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                                                                       Exhibit 6
                            DISTRIBUTION AGREEMENT


AGREEMENT made this 30th day of June, 1996, between LKCM Fund (the "Fund"), a Delaware business trust, and Funds Distributor, Inc. ("FDI"), a Massachusetts corporation.

WHEREAS, the Fund desires that FDI be the distributor of shares of each Series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series");

WHEREAS, FDI and Luther King Capital Management Corporation have entered into a consulting agreement (the "Consulting Agreement") with regard to the provision of certain services; and

WHEREAS, FDI has agreed to enter into this agreement as consideration for Luther King Capital Management Corporation to enter into the Consulting Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

    1.    Services provided by FDI

    1.1 FDI will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by FDI for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified FDI in writing. For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized shares.

    1.2 FDI agrees to use its best efforts to solicit orders for the sale of Shares. It is comtemplated that FDI may enter into sales agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing FDI will act only on its own behalf as principal.

    1.3 FDI shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or by any securities association registered under the Securities Exchange Act of 1934, as amended.

    1.4 Whenever either party hereto determines that in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind to render sales of a Fund's Shares not in the best interest of the Fund, either party hereto

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may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly the other party of any such determination.

     1.5 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of Shares, except as authorized by a plan adopted pursuant to Rule 12b-1 under the investment Company Act of 1940, as amended.

     1.6 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as FDI may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. FDI shall pay all expenses connected with its own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by FDI in connection with the sale of Shares as contemplated in this agreement.

     1.7 The Fund shall furnish FDI from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as FDI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish FDI upon request with semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, and from time to time such additional information regarding the Fund's financial condition as FDI may reasonably request.

     1.8 The Fund represents to FDI that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to FDI that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all

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statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from FDI to do so, FDI may, at its option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus in the ordinary course of business without giving FDI reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     1.9 The Fund authorizes FDI and any dealers with whom FDI has entered into dealer agreements to use any prospectus in the form furnished by the Fund in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold FDI, its several officers and directors, and any person who controls FDI within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which FDI, its officers and directors, or any such controlling persons, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospecuts or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, except that the Fund's agreement to indemnify FDI, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by FDI, its officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, and except that the Fund's agreement to indemnify FDI and the Fund's representations and warranties set out in paragraph 1.8 of this agreement will not be deemed to cover any liability to the Funds or their shareholders to which FDI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of FDI's duties, or by reason of FDI's reckless disregard of its obligations and duties under this agreement ("Disqualifying Conduct"). The Fund's agreement to indemnify FDI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being

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notified of any action brought against FDI, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by FDI. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by FDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse FDI, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by FDI or them. The Fund's indemnification agreement contained in this paragraph 1.9 and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of FDI, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to FDI's benefit, to the benefit of FDI's several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify FDI of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

     1.10 FDI agrees to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by FDI to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by FDI to the Fund and required to be stated in such answers or necessary to make such information not misleading. FDI's agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon FDI being


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notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letters, by facsimile or by telegram addressed to FDI at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. FDI shall have the right to control the defense of such action, with counsel of it own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on FDI's part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any action. The failure so to notify FDI of any action shall not relieve FDI from any liability which FDI may have to the Fund, it officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of FDI's indemnity agreement contained in this paragraph 1.10. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. FDI agrees promptly to notify the Fund of the commencement of any litigation or proceedings against FDI or any of its officers or directors in connection with the issue and sale of Shares.

     1.11 No shares shall be offered by either FDI or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

     1.12  The Fund agrees to advise FDI immediately in writing:

           (a) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

           (b) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

           (c) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

     2.    Offering Price

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     Shares of any class of any Series offered for sale by FDI shall be at a price per share (the "offering price") equal to (a) the net asset value as determined by the Fund's accounting agent (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the net asset value of such Shares as set forth in the Fund's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of any Series offered for sale by FDI may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus FDI shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares, to the extent provided in the Fund's then-current prospectus. Any payments to dealers shall be governed by a separate agreement between FDI and such dealer and the Series' then-current prospectus.

     3.    Term

     This agreement shall become effective with respect to the Fund as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's Board or (ii) by a vote of a majority of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable with respect to the Fund, without penalty, on not less than sixty days' notice, by the Fund's Board of Trustees, by vote of a majority of the outstanding voting securities of such Fund, or by FDI. This agreement will automatically and immediately terminate in the event of its "assignment." (As used in this agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940.)

     4.    Miscellaneous

     4.1 The Fund recognizes that FDI's directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that FDI or its affiliates may enter into distribution or other agreements with such other corporations and trusts.

     4.2 No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     4.3 This agreement shall be governed by the internal laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

     4.4 If any provision of this agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this agreement shall not be affected thereby.

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This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.








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     5.  Representation by the Fund

     The Fund represents that a copy of its Declaration is on file with the Secretary of State of Delaware.

     6.  Limitation of Liability

     Except as provided in paragraph 1.10, FDI shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with matters to which the agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of FDI's duties or from reckless disregard of FDI's obligations and duties under this agreement. The Fund and FDI agree that the obligations of the Fund under this agreement will not be binding upon any of the Trustees of the Fund, shareholders of the Fund, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the Declaration. The execution and delivery of the agreement have been authorized by the Trustees of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them or any shareholder of the Fund personally, but will bind on the property of the Fund as provided in the declaration. No Series will be liable for any claims against any other Series.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed all as of the day and year first written above.

                   LKCM FUND

                   ------------------------------

                   By: /s/ Jacqui Brownfield

                   Name: Jacqui Brownfield

                   Title: Secretary and Treasurer


                   FUNDS DISTRIBUTOR, INC.

                   ------------------------------

                   By: /s/ Marie E. Connolly

                   Name: Marie E. Connolly

                   Title: President and CEO

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                                   EXHIBIT A
                                Series of Funds
                                ---------------

                                   LKCM FUND
                        LKCM Small Cap Equity Portfolio
                             LKCM Equity Portfolio


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